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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 8, 2001
                                                          -------------

                               NBC INTERNET, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

     DELAWARE                       000-27899               94-3333463
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission             (IRS Employer
of incorporation)                  File Number)          Identification No.)

                                 225 Bush Street
                             San Francisco, CA 94104
                    (Address of principal executive offices)

                                  (415)375-5000
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS.

         On April 9, 2001, the National Broadcasting Company, Inc. ("NBC") and NBC Internet, Inc. ("NBCi") issued a press release announcing that they had signed an Agreement of Merger and Plan of Liquidation and Dissolution (the "Merger Agreement) by and among NBC, Rainwater Acquisition Corp., a wholly-owned subsidiary of NBC ("Merger Sub"), and NBCi. The press release is filed as
Exhibit 99.1 hereto and is incorporated herein by reference. The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         Pursuant to the Merger Agreement, among other things, Merger Sub would merge with and into NBCi (the "Merger") on the terms and subject to the conditions set forth therein. Pursuant to the terms of the Merger Agreement, each holder of Class A Common Stock, par value $0.0001 per share, of NBCi ("Class A Common Stock"), other than shares held by dissenting stockholders, would receive (upon consummation of the Merger) merger consideration in an amount per share equal to $2.19 in cash. NBCi would be the surviving entity in the Merger. Pursuant to the Merger Agreement, all shares of Class B Common Stock, par value $0.0001 per share, of NBCi ("Class B Common Stock") would remain outstanding following the Merger.

         After consummation of the Merger, NBCi would make a final liquidating distribution of all its remaining assets to NBC, as its sole stockholder. At the time of such distribution, NBC would also assume all of NBCi's remaining liabilities and obligations. NBCi would then be dissolved in accordance with applicable Delaware law. The Merger and the other transactions contemplated by the Merger Agreement, including the distribution, assumption and dissolution described above, are collectively referred to herein as the "Transactions."

         The Merger Agreement provides that consummation of the Transactions is subject to a number of customary closing conditions, including, without limitation, approval by (i) the holders of a majority of the shares of Class A Common Stock, voting as a single class, other than any such shares of Class A Common Stock with respect to which NBC has the power to vote or direct the vote,
(ii) the holders of a majority of the shares of Class B Common Stock, voting as a single class, and (iii) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

         NBCi and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NBCi in favor the Transactions. As of April 8, 2001, the directors and executive officers of NBCi beneficially held approximately 607,124 shares of Class A Common Stock in the aggregate, representing 1.6% of the outstanding Class A Common Stock on such date. In addition, certain of directors and executive officers of NBCi have employment, severance, change of control or similar agreements with NBCi that contain provisions which will be implicated by the Transactions. A description of these agreements will be included in the proxy statement (the "Proxy Statement") to be filed by NBCi with the Securities and Exchange Commission in connection with the solicitation of proxies in favor of the Transactions.

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Stockholders are urged to read the Proxy Statement, which will contain important information that stockholders should consider regarding the Transactions.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

                  2.1 Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001, among NBC Internet, Inc., a Delaware corporation, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), and Rainwater Acquisition Corp., a Delaware corporation and a subsidiary of NBC.

                  99.1 Press Release of National Broadcasting Company, Inc. and NBC Internet, Inc., dated April 9, 2001.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 11, 2001                   NBC INTERNET, INC.

                                         /s/ Anthony Altig
                                         ---------------------------------------
                                         Name:    Anthony Altig
                                         Title:   Chief Financial Officer

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                                INDEX TO EXHIBITS

Exhibit
Number   Description of Document
------   -----------------------

2.1 Agreement of Merger and Plan of Liquidation and Dissolution, dated as of April 8, 2001, among NBC Internet, Inc., a Delaware corporation, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), and Rainwater Acquisition Corp., a Delaware corporation and a subsidiary of NBC.

99.1     Press Release of National Broadcasting Company, Inc.
         and NBC Internet, Inc., dated April 9, 2001.